UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 29, 2018

MCDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Republic of Panama	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

757 N. Eldridge Parkway Houston, Texas	77079
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (281) 870-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

On November 29, 2018 (the “Closing Date”), McDermott International, Inc. (“McDermott,” “we” or “us”) completed its previously reported private placement (the “Private Placement”) of (1) 300,000 shares of 12% Redeemable Preferred Stock, par value $1.00 per share (the “Redeemable Preferred Stock”), and (2) Series A warrants (the “Warrants”) to purchase 6,773,094 shares of common stock of McDermott, par value $1.00 per share (“Common Stock”), with an initial exercise price per share of $0.01, for aggregate proceeds of $289.5 million, before payment of placement fees and related costs and expenses. These securities were issued pursuant to the Securities Purchase Agreement, dated as of October 30, 2018 (the “Purchase Agreement”), by and among McDermott and West Street Capital Partners VII Offshore Investments, L.P. (the “Initial Purchaser”). Prior to the closing of the Private Placement (the “Closing”), the Initial Purchaser assigned a portion of its rights and obligations under the Purchase Agreement to certain affiliates. McDermott intends to use the proceeds from the Private Placement for general corporate purposes, including the funding of working capital requirements. Concurrently with the closing of the Private Placement, we also completed the requirements for initial availability under the previously reported $230 million letter of credit agreement entered into on October 30, 2018.

Warrant Agreement

Pursuant to the Purchase Agreement, on the Closing Date, McDermott entered into a Warrant Agreement (the “Warrant Agreement”) with Computershare Inc. and Computershare Trust Company, N.A., to, among other things, authorize and establish the terms of the Warrants, subject to certain adjustments described below. The Warrants are exercisable at any time after the earlier of (1) any Change of Control (as defined in the Certificate of Designation relating to the Redeemable Preferred Stock) or the commencement of proceedings for the voluntary or involuntary dissolution, liquidation or winding up of the Company and (2) the first anniversary of the Closing Date, and from time to time, in whole or in part, until the tenth anniversary of the Closing Date.

The exercise price and the number of shares of Common Stock for which a Warrant is exercisable are subject to adjustment from time to time upon the occurrence of certain events including: (1) payment of a dividend or distribution to holders of shares of Common Stock payable in Common Stock, (2) the distribution of any rights, options or warrants to all holders of Common Stock entitling them for a period of not more than 60 days to purchase shares of Common Stock at a price per share less than the fair market value per share, (3) a subdivision, combination, or reclassification of Common Stock, (4) a distribution to all holders of Common Stock of cash, any shares of McDermott’s capital stock (other than Common Stock), evidences of indebtedness or other assets of McDermott, and (5) any dividend of shares of a subsidiary of McDermott in a spin-off transaction.

The foregoing description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Purchase Agreement, on the Closing Date, McDermott entered into a Registration Rights Agreement with the holders of the Warrants (the “Registration Rights Agreement”). The Registration Rights Agreement grants the holders of the Warrants certain registration rights for the shares of Common Stock issuable upon the exercise of the Warrants. The Registration Rights Agreement provides that McDermott will use its commercially reasonable efforts to prepare and file a shelf registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within 90 days after the date of the Closing and to cause such shelf registration statement to be declared effective as soon as practicable after its filing (but in any event by the first anniversary of the Closing Date) to permit the public resale of registrable securities covered by the Registration Rights Agreement.

McDermott will generally be required to effect registrations for up to two underwritten offerings, provided that any such offering involves at least $25 million of registrable securities. McDermott has generally agreed to pay the related registration expenses and has also agreed to indemnify the holders of the Warrants for certain liabilities arising from such registrations.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Private Placement of the Redeemable Preferred Stock and Warrants pursuant to the Purchase Agreement was undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. To the extent that any shares of Common Stock are issued upon exercise of the warrants by a Warrant holder, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof. The maximum number of shares of Common Stock that may be issued under the Warrants is described in Item 1.01.

Item 3.03 Material Modification to Rights of Security Holders

Pursuant to the Purchase Agreement, on the Closing Date, McDermott issued the Redeemable Preferred Stock, the terms of which are governed by the previously reported Certificate of Designation. As a result of the issuance of the Redeemable Preferred Stock, the rights of security holders are modified in accordance with the Certificate of Designation, which was described in McDermott’s Current Report on Form 8-K filed with the SEC on October 31, 2018, attached as Exhibit 3.1 thereto and the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1	Warrant Agreement, dated as of November 29, 2018, among McDermott International, Inc., Computershare Inc. and Computershare Trust Company, N.A.

10.1	Registration Rights Agreement, dated as of November 29, 2018, by and among McDermott International, Inc., West Street Capital Partners VII Offshore Investments, L.P., West Street Capital Partners VII Investments B, L.P. and West Street Capital Partners VII – Parallel B, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ Stuart Spence
Stuart Spence
Executive Vice President and Chief Financial Officer

Date: November 29, 2018